Exhibit 99.2

Earthstone Energy, Inc. Announces Commencement of Class A Common Stock Offering

The Woodlands, Texas, October 18, 2017 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”) today announced that it has commenced an underwritten public offering of 4,500,000 shares of its Class A common stock. The Company intends to grant the underwriters a 30-day option to purchase up to an additional 675,000 shares of Class A common stock from the Company. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under its revolving credit facility.

Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC are acting as joint book-running managers in the offering.

The offering will be made only by means of a prospectus supplement and accompanying base prospectus to a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A copy of the preliminary prospectus supplement and accompanying base prospectus for the offering will be filed with the SEC and may be obtained from the SEC’s website at http://www.sec.gov. In addition, copies may be obtained, when available, by contacting (i) Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, NY 10010, Attention: Prospectus Department; email: newyork.prospectus@credit-suisse.com; or telephone: (800) 221-1037; or (ii) Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department; email: cmclientsupport@wellsfargo.com; or telephone: (800) 326-5897.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent oil and gas company engaged in the acquisition and development of oil and gas reserves through activities that include the acquisition, drilling and development of undeveloped leases, asset and corporate acquisitions and mergers and, to a lesser extent, exploration activities. Its operations are all in the upstream segment of the oil and natural gas industry and all of its properties are onshore in the United States. At present, Earthstone’s primary assets are located in the Midland Basin of west Texas, the Eagle Ford trend of south Texas and the Bakken/Three Forks formations of North Dakota. Earthstone is currently traded on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Examples of forward-looking statements include, among others, statements relating to Earthstone’s expectations regarding the completion, timing and size of the proposed public offering, its expectations with respect to granting the underwriters a 30-day option to purchase additional shares, and its intentions with respect to the use of net proceeds from the proposed public offering. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, those relating to completion of the proposed public offering on the anticipated terms or at all, market conditions, the satisfaction of conditions to the closing of the proposed public offering, and other risks set forth in Earthstone’s filings with the SEC, including the risks set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2016, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and any amendments thereto, and other SEC filings that discuss the risks that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Contact:

Mark Lumpkin, Jr.

Executive Vice President – Chief Financial Officer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

mark.lumpkin@earthstoneenergy.com

Scott Thelander
Director of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com